Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Second Quarter 2016 Results

Q2 2016 EPS of $0.57 vs. Prior Year of $0.44

Adjusted(1) EPS of $0.93 Compares Favorably to Prior Year of $0.68

Company Increases 2016 Adjusted EPS Guidance Range to $1.90 to $2.20

PITTSBURGH, August 4, 2016 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported net income attributable to Koppers for the second quarter of $12.1 million, or $0.57 per diluted share compared to net income of $9.0 million, or $0.44 per diluted share in the prior year quarter.  Adjusted net income and adjusted earnings per share (EPS) were $19.4 million and $0.93 per share for the second quarter of 2016 compared to adjusted net income of $14.0 million and $0.68 per share in the prior year quarter.

Adjustments to pre-tax income for the second quarter of 2016 totaled $8.0 million and consisted primarily of restructuring expenses.  For the prior year quarter, adjustments to pre-tax income amounted to $5.4 million and were mainly due to restructuring expenses related to a wood treating plant closure.

Consolidated sales were $385.1 million for the second quarter of 2016 and decreased by 10.8 percent, or $46.5 million, from sales of $431.6 million in the prior year quarter.  The sales decline was primarily related to the Carbon Materials and Chemicals (CMC) business, due to lower sales volumes for carbon pitch, carbon black feedstock and naphthalene, combined with lower sales prices for carbon pitch and naphthalene.  The sales volume decrease is driven by the continuing reduction of aluminum manufacturing capacity in the U.S. and the closure of the company’s coal tar distillation facility in China.

The Performance Chemicals (PC) business reported strong operating profitability as favorable trends in the repair and remodeling markets and existing home sales, and shifts toward higher wood preservative retention levels have resulted in higher demand for its residential preservatives.  The results for the Railroad and Utility Products and Services (RUPS) business showed slightly lower year-over-year revenues but improved profitability due to a favorable sales mix of higher margin products and services including increased crosstie treatment and bridge services.  CMC operating profitability, on an adjusted basis, reported a meaningful increase compared to the prior year quarter, demonstrating the benefit of restructuring cost savings and lower average raw material costs, partially offset by decreased volumes and lower selling prices of certain products.

Commenting on the quarter, Leroy Ball, president and CEO of Koppers, said, “I am very pleased with our second quarter operating performance.  The PC business continues to exceed my expectations due to several market factors that have continued to trend in a positive direction.  I am also encouraged by the solid results posted by our RUPS business in a challenging environment, but expect some softening in that segment in the second half of this year as the railroad industry continues to look for opportunities to cut expenditures to combat lower volumes.  Also notable is CMC, which continues to make progress on many restructuring initiatives which helped it to post better adjusted results despite a 29 percent drop in sales and crude oil prices that averaged more than 20 percent below the prior year’s quarter.”

Summary of Second-Quarter Financial Performance:

•

Sales for PC of $108.4 million increased by $6.1 million, or 6.0 percent, compared to sales of $102.3 million in the prior year quarter.  The sales increase was due to higher domestic sales volumes primarily related to favorable trends in the U.S. for repair and remodeling markets and existing home sales, and greater demand for treated wood with higher preservative retention levels.  Adjusted EBITDA margin of 23.2 percent for the second quarter was substantially higher than 20.1 percent in the prior year quarter, due mainly to higher sales volumes that led to greater absorption of fixed costs and lower average raw material costs.

•

Sales for RUPS of $164.4 million decreased by $6.5 million, or 3.8 percent, compared to sales of $170.9 million in the prior year quarter.  The sales decline was due primarily to lower volumes and pricing of treated crossties sold into the commercial market as a flattening in demand for crossties in the Class I market has created greater competition for non-Class I business.  In addition, hardwood pricing has begun to soften, which has contributed to lower pricing.  Adjusted EBITDA margin for the second quarter was 13.7 percent compared with 12.9 percent in the prior year period, reflecting a net improvement to profitability due to a favorable sales mix more heavily weighted toward treatment services.

•

Sales for CMC totaling $112.3 million decreased by 29.1 percent, or $46.1 million, compared to sales of $158.4 million in the prior year quarter.  The decrease was due to lower sales volumes for carbon pitch, carbon black feedstock and naphthalene, combined with lower sales prices for carbon pitch and naphthalene, which have been affected by lower oil prices, and partially offset by increased sales volumes of phthalic anhydride.  Adjusted EBITDA margin for the second quarter was 4.6 percent, an improvement from 2.7 percent in the prior year quarter, indicating the positive effect of restructuring cost savings and lower average raw material costs.

•

Adjusted EBITDA was $52.6 million compared with $46.0 million in the prior year quarter, due mainly to higher profitability from the PC business, although all three segments contributed to the year-over-year improvement.

•

Items excluded from adjusted EBITDA consisted of $5.5 million of pre-tax charges, while adjusted net income and adjusted EPS for the quarter excluded $8.0 million of pre-tax charges, both of which related primarily to restructuring expenses.  Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP sales.

2016 Outlook

The company is reducing its 2016 sales outlook to approximately $1.4 billion, due to lower expected sales volumes in its CMC segment.  However, the company is increasing its guidance for adjusted EBITDA to be in the range of $162 to $172 million, compared with a prior forecast of $160 to $168 million.  Accordingly, adjusted EPS guidance is being increased and is now projected to be between $1.90 and $2.20, compared with the previous range of $1.85 to $2.10.  The stronger results from Performance Chemicals are expected to continue and should more than offset the potential softening in treated crosstie volumes.  In addition, this forecast has been revised to reflect an underlying assumption that crude oil prices will average approximately $40 per barrel.

Furthermore, the company is increasing its estimate for 2016 capital expenditures to be $42 to $47 million, in order to accelerate the construction of a new naphthalene unit at its Stickney, Illinois, facility.  The company expects to complete the new naphthalene unit by year-end 2017.

Regarding debt reduction, the company maintains its targeted range of $85 to $110 million debt repayment in 2016, which is consistent with its goal of paying down debt by $200 to $225 million over the 2015-2016 period.

For the company’s 2016 guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items are not determinable, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time; however, definitions and reconciliations for historical non-GAAP measures presented herein are provided per footnote 1 below.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, beginning at 11:00 AM Eastern Time to discuss the company’s performance.  Presentation materials will be available online at least 15 minutes before the call.  Interested parties may access the live audio broadcast by dialing 888 857 6932 in the United States/Canada, or 719 325 2352 for international, Conference ID number 8749963.  Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the completion of the call at 888 203 1112 or +1 719 457 0820, Conference ID number 8749963.  The recording will be available for replay through September 6, 2016.

The live broadcast of the Koppers conference call will be available online: http://edge.media-server.com/m/p/5toudog4.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into the Internet browser's URL address field.)

If unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through September 6, 2016.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Quynh McGuire at 412 227 2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions, interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us,  as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

(1)

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$385.1	$431.6	$731.9	$829.4
Cost of sales (excluding items below)	303.8	354.7	592.3	697.3
Depreciation and amortization	13.1	17.7	28.2	32.7
Gain on sale of business	0.0	0.0	0.0	(3.2)
Impairment and restructuring charges	6.0	2.1	11.1	5.7
Selling, general and administrative expenses	30.2	31.1	60.5	62.9
Operating profit	32.0	26.0	39.8	34.0
Other income	0.4	0.2	2.0	0.4
Interest expense	14.3	12.9	26.6	25.9
Income before income taxes	18.1	13.3	15.2	8.5
Income tax provision	6.8	5.4	6.3	4.8
Income from continuing operations	11.3	7.9	8.9	3.7
Income from discontinued operations, net of tax expense of $0.0, $0.0, $0.4 and $0.0	0.0	0.0	0.6	0.0
Net income	11.3	7.9	9.5	3.7
Net loss attributable to noncontrolling interests	(0.8)	(1.1)	(1.3)	(1.9)
Net income attributable to Koppers	$12.1	$9.0	$10.8	$5.6
Earnings per common share attributable to Koppers common shareholders:
Basic -
Continuing operations	$0.58	$0.44	$0.49	$0.28
Discontinued operations	0.00	0.00	0.03	0.00
Earnings per basic common share	$0.58	$0.44	$0.52	$0.28
Diluted -
Continuing operations	$0.57	$0.44	$0.49	$0.27
Discontinued operations	0.00	0.00	0.03	0.00
Earnings per diluted common share	$0.57	$0.44	$0.52	$0.27
Comprehensive income (loss)	$9.9	$11.1	$17.3	$(3.1)
Comprehensive loss attributable to noncontrolling interests	(1.0)	(1.1)	(1.5)	(1.9)
Comprehensive income (loss) attributable to Koppers	$10.9	$12.2	$18.8	$(1.2)
Weighted average shares outstanding (in thousands):
Basic	20,640	20,545	20,611	20,529
Diluted	20,944	20,640	20,798	20,603

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$16.4	$21.8
Accounts receivable, net of allowance of $7.6 and $6.5	174.7	155.0
Income tax receivable	5.4	4.6
Inventories, net	223.3	226.4
Loan to related party	9.5	9.5
Other current assets	32.0	27.0
Total current assets	461.3	444.3
Property, plant and equipment, net	279.2	277.8
Goodwill	187.5	186.6
Intangible assets, net	149.9	156.1
Deferred tax assets	33.4	36.6
Other assets	9.5	11.5
Total assets	$1,120.8	$1,112.9
Liabilities
Accounts payable	$146.0	$140.8
Accrued liabilities	102.2	99.8
Current maturities of long-term debt	40.1	39.9
Total current liabilities	288.3	280.5
Long-term debt	670.6	682.4
Accrued postretirement benefits	52.0	53.6
Deferred tax liabilities	6.0	5.7
Other long-term liabilities	95.9	103.1
Total liabilities	1,112.8	1,125.3
Commitments and contingent liabilities (Note 18)
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,127,559 and 22,015,994 shares issued	0.2	0.2
Additional paid-in capital	171.2	167.8
Accumulated deficit	(43.2)	(54.0)
Accumulated other comprehensive loss	(71.8)	(79.8)
Treasury stock, at cost, 1,475,170 and 1,459,164 shares	(53.0)	(52.7)
Total Koppers shareholders’ equity (deficit)	3.4	(18.5)
Noncontrolling interests	4.6	6.1
Total equity (deficit)	8.0	(12.4)
Total liabilities and equity (deficit)	$1,120.8	$1,112.9

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Six Months Ended June 30,
	2016	2015
Cash provided by (used in) operating activities:
Net income	$9.5	$3.7
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	28.2	32.7
Impairment charges	0.0	5.7
Gain on sale of business	0.0	(3.2)
Deferred income taxes	0.3	(0.6)
Equity loss, net of dividends received	0.7	1.1
Change in other liabilities	(5.2)	0.1
Non-cash interest expense	3.9	1.8
Stock-based compensation	3.4	2.0
Deferred revenue	(1.1)	29.0
Other	3.9	(2.5)
Changes in working capital:
Accounts receivable	(19.5)	(10.5)
Inventories	6.0	4.5
Accounts payable	4.8	44.2
Accrued liabilities	3.3	(27.4)
Other working capital	(3.9)	(2.5)
Net cash provided by operating activities	34.3	78.1
Cash (used in) provided by investing activities:
Capital expenditures	(21.3)	(17.3)
Acquisitions, net of cash acquired	0.0	(15.3)
Net cash proceeds from divestitures and asset sales	0.6	12.5
Net cash used in investing activities	(20.7)	(20.1)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	290.3	299.6
Repayments of revolving credit	(288.2)	(342.8)
Borrowings of long-term debt	0.0	1.6
Repayments of long-term debt	(15.0)	(15.0)
Issuances of Common Stock	0.1	0.0
Repurchases of Common Stock	(0.3)	(0.3)
Payment of deferred financing costs	(1.4)	(1.0)
Dividends paid	0.0	(8.7)
Net cash used in financing activities	(14.5)	(66.6)
Effect of exchange rate changes on cash	(4.5)	8.7
Net (decrease) increase in cash and cash equivalents	(5.4)	0.1
Cash and cash equivalents at beginning of period	21.8	51.1
Cash and cash equivalents at end of period	$16.4	$51.2

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$164.4	$170.9	$315.8	$329.0
Carbon Materials and Chemicals	112.3	158.4	219.7	316.6
Performance Chemicals	108.4	102.3	196.4	183.8
Total	$385.1	$431.6	$731.9	$829.4
Operating (loss) profit:
Railroad and Utility Products and Services	$18.5	$15.0	$32.0	$30.4
Carbon Materials and Chemicals	(8.3)	(2.9)	(25.9)	(13.8)
Performance Chemicals	22.4	15.5	35.0	21.9
Corporate Unallocated	(0.6)	(1.6)	(1.3)	(4.5)
Total	$32.0	$26.0	$39.8	$34.0
Depreciation and amortization:
Railroad and Utility Products and Services	$3.8	$6.4	$7.0	$10.5
Carbon Materials and Chemicals	4.5	6.5	11.6	12.7
Performance Chemicals	4.8	4.8	9.6	9.5
Total	$13.1	$17.7	$28.2	$32.7
Other income (loss):
Railroad and Utility Products and Services	$(0.9)	$(0.1)	$(1.1)	$0.0
Carbon Materials and Chemicals	0.4	(0.7)	0.3	(1.3)
Performance Chemicals	0.6	0.3	2.2	0.8
Corporate Unallocated	0.3	0.7	0.6	0.9
Total	$0.4	$0.2	$2.0	$0.4
Adjusted EBITDA(1):
Railroad and Utility Products and Services	$22.5	$22.0	$41.1	$42.6
Carbon Materials and Chemicals	5.2	4.3	2.5	1.7
Performance Chemicals	25.1	20.6	42.9	32.2
Corporate Unallocated	(0.2)	(0.9)	(0.7)	(3.6)
Total	$52.6	$46.0	$85.8	$72.9
Adjusted EBITDA margin(2):
Railroad and Utility Products and Services	13.7%	12.9%	13.0%	12.9%
Carbon Materials and Chemicals	4.6%	2.7%	1.1%	0.5%
Performance Chemicals	23.2%	20.1%	21.8%	17.5%
Total	13.7%	10.7%	11.7%	8.8%

(1)	The tables below describe the adjustments to EBITDA for the quarters and six months ended June 30, 2016 and 2015, respectively.
(2)	Adjusted EBITDA as a percentage of GAAP revenues.

Adjustments to EBITDA
	Q2 2016				YTD 2016

	COGS	I&R	SGA	Total	COGS	I&R	SGA	Total
RUPS adjustments
Treating plant closure	$-	$0.6	$-	$0.6	$-	$1.9	$-	$1.9
Net loss (gain) on sale of business	$-	$0.8	$-	$0.8	$-	$1.6	$-	$1.6
Non-cash LIFO	$(0.3)	$-	$-	$(0.3)	$(0.3)	$-	$-	$(0.3)
	$(0.3)	$1.4	$-	$1.1	$(0.3)	$3.5	$-	$3.2
CMC adjustments
North American restructuring	$1.5	$0.8	$-	$2.3	$4.1	$1.4	$-	$5.5
European restructuring	$2.7	$3.8	$0.1	$6.6	$6.1	$5.5	$0.2	$11.8
China restructuring	$1.0	$-	$0.2	$1.2	$1.0	$0.7	$0.2	$1.9
Non-cash LIFO	$(1.5)	$-	$-	$(1.5)	$(3.0)	$-	$-	$(3.0)
	$3.7	$4.6	$0.3	$8.6	$8.2	$7.6	$0.4	$16.2
PC adjustments
Reimbursement of environmental costs	$(2.7)	$-	$-	$(2.7)	$(2.7)	$-	$-	$(2.7)
Escrow recovery	$-	$-	$-	$-	$(1.0)	$-	$-	$(1.0)
Mark-to-market commodity hedging (non-cash)	$-	$-	$-	$-	$(0.2)	$-	$-	$(0.2)
	$(2.7)	$-	$-	$(2.7)	$(3.9)	$-	$-	$(3.9)

Total adjustments	$0.7	$6.0	$0.3	$7.0	$4.0	$11.1	$0.4	$15.5

Adjustments to EBITDA
	Q2 2015				YTD 2015

	COGS	I&R	SGA	Total	COGS	I&R	SGA	Total
RUPS adjustments
Treating plant closure	$0.1	$-	$-	$0.1	$0.2	$2.7	$-	$2.9
Net loss (gain) on sale of business	$-	$-	$-	$-	$(2.3)	$-	$-	$(2.3)
Non-cash LIFO	$0.6	$-	$-	$0.6	$1.1	$-	$-	$1.1
	$0.7	$-	$-	$0.7	$(1.0)	$2.7	$-	$1.7
CMC adjustments
North American restructuring	$0.9	$-	$0.1	$1.0	$1.2	$-	$1.8	$3.0
European restructuring	$0.1	$-	$-	$0.1	$0.6	$-	$0.1	$0.7
China restructuring	$0.1	$-	$-	$0.1	$0.1	$-	$-	$0.1
Non-cash LIFO	$0.2	$-	$-	$0.2	$0.3	$-	$-	$0.3
	$1.3	$-	$0.1	$1.4	$2.2	$-	$1.9	$4.1

Total adjustments	$2.0	$-	$0.1	$2.1	$1.2	$2.7	$1.9	$5.8

Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Adjustments to Pre-Tax Income
	Q2 2016					YTD 2016

	COGS	I&R	D&A	SGA	Total	COGS	I&R	D&A	SGA	Total
RUPS adjustments
Treating plant closure	$-	$0.6	$-	$-	$0.6	$-	$1.9	$-	$-	$1.9
Net loss (gain) on sale of business	$-	$0.8	$-	$-	$0.8	$-	$1.6	$0.1	$-	$1.7
Non-cash LIFO	$(0.3)	$-	$-	$-	$(0.3)	$(0.3)	$-	$-	$-	$(0.3)
	$(0.3)	$1.4	$-	$-	$1.1	$(0.3)	$3.5	$0.1	$-	$3.3
CMC adjustments
North American restructuring	$1.5	$0.8	$1.0	$-	$3.3	$4.1	$1.4	$3.7	$-	$9.2
European restructuring	$2.7	$3.8	$-	$0.1	$6.6	$6.1	$5.5	$0.1	$0.2	$11.9
China restructuring	$1.0	$-	$-	$0.2	$1.2	$1.0	$0.7	$0.2	$0.2	$2.1
Non-cash LIFO	$(1.5)	$-	$-	$-	$(1.5)	$(3.0)	$-	$-	$-	$(3.0)
	$3.7	$4.6	$1.0	$0.3	$9.6	$8.2	$7.6	$4.0	$0.4	$20.2
PC adjustments
Environmental costs	$(2.7)	$-	$-	$-	$(2.7)	$(2.7)	$-	$-	$-	$(2.7)
Escrow recovery	$-	$-	$-	$-	$-	$(1.0)	$-	$-	$-	$(1.0)
Mark-to-market commodity hedging (non-cash)	$-	$-	$-	$-	$-	$(0.2)	$-	$-	$-	$(0.2)
	$(2.7)	$-	$-	$-	$(2.7)	$(3.9)	$-	$-	$-	$(3.9)

Total adjustments	$0.7	$6.0	$1.0	$0.3	$8.0	$4.0	$11.1	$4.1	$0.4	$19.6

Adjustments to Pre-Tax Income
	Q2 2015					YTD 2015

	COGS	I&R	D&A	SGA	Total	COGS	I&R	D&A	SGA	Total
RUPS adjustments
Treating plant closure	$0.1	$-	$3.1	$-	$3.2	$0.2	$2.7	$3.9	$-	$6.8
Net loss (gain) on sale of business	$-	$-	$-	$-	$-	$(2.3)	$-	$-	$-	$(2.3)
Non-cash LIFO	$0.6	$-	$-	$-	$0.6	$1.1	$-	$-	$-	$1.1
	$0.7	$-	$3.1	$-	$3.8	$(1.0)	$2.7	$3.9	$-	$5.6
CMC adjustments
North American restructuring	$0.9	$-	$0.1	$0.1	$1.1	$1.2	$-	$0.1	$1.8	$3.1
European restructuring	$0.1	$-	$0.1	$-	$0.2	$0.6	$-	$-	$0.1	$0.7
China restructuring	$0.1	$-	$-	$-	$0.1	$0.1	$-	$-	$-	$0.1
Non-cash LIFO	$0.2	$-	$-	$-	$0.2	$0.3	$-	$-	$-	$0.3
	$1.3	$-	$0.2	$0.1	$1.6	$2.2	$-	$0.1	$1.9	$4.2

Total adjustments	$2.0	$-	$3.3	$0.1	$5.4	$1.2	$2.7	$4.0	$1.9	$9.8

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$11.3	$7.9	$9.5	$3.7
Interest expense	14.3	12.9	26.6	25.9
Depreciation and amortization	14.7	17.7	30.1	35.1
Income taxes	6.8	5.4	6.3	4.8
Income from discontinued operations	-	-	(0.6)	-
EBITDA with noncontrolling interests	47.1	43.9	71.9	69.5
Unusual items impacting net income(1)
Impairment, restructuring and plant closure costs	9.2	1.3	19.5	4.3
Net loss (gain) on sale of business	0.8	-	1.6	(2.3)
Reimbursement of environmental costs	(2.7)	-	(2.7)	-
Escrow recovery	-	-	(1.0)	-
Mark-to-market commodity hedging (non-cash)	-	-	(0.2)	-
Non-cash LIFO (benefit) expense	(1.8)	0.8	(3.3)	1.4
Total adjustments	5.5	2.1	13.9	3.4
Adjusted EBITDA with noncontrolling interests	$52.6	$46.0	$85.8	$72.9

(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to Koppers	$12.1	$9.0	$10.8	$5.6
Items impacting pre-tax income(1)
Impairment, restructuring and plant closure costs	11.7	4.6	25.1	10.7
Net loss (gain) on sale of business	0.8	-	1.7	(2.3)
Reimbursement of environmental costs	(2.7)	-	(2.7)	-
Escrow recovery	-	-	(1.0)	-
Mark-to-market commodity hedging (non-cash)	-	-	(0.2)	-
Non-cash LIFO (benefit) expense	(1.8)	0.8	(3.3)	1.4

Net charges to pre-tax income	8.0	5.4	19.6	9.8
Income tax and noncontrolling interests	(0.7)	(0.4)	(4.5)	(0.8)
Effect on adjusted net income	7.3	5.0	15.1	9.0

Adjusted net income including discontinued operations	19.4	14.0	25.9	14.6
Income from discontinued operations	-	-	(0.6)	-
Adjusted net income	$19.4	$14.0	$25.3	$14.6

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to Koppers	$12.1	$9.0	$10.8	$5.6
Adjusted net income including discontinued operations (from above)	$19.4	$14.0	$25.9	$14.6
Adjusted net income (from above)	$19.4	$14.0	$25.3	$14.6
Denominator for diluted earnings per share (in thousands)	20,944	20,640	20,798	20,603
Earnings per share:
Diluted earnings per share	$0.57	$0.44	$0.52	$0.27
Adjusted earnings per share including discontinued operations	$0.93	$0.68	$1.24	$0.71
Adjusted earnings per share	$0.93	$0.68	$1.21	$0.71